                                                                    Exhibit 4.6


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                         DIGITAL EQUIPMENT CORPORATION

                         CITIBANK, N.A., as Depository



                                      and


                        THE HOLDERS FROM TIME TO TIME OF
                   THE DEPOSITARY RECEIPTS DESCRIBED HEREIN.



                               Deposit Agreement
                                  relating to
                        Series ______ Preferred Stock of
                         Digital Equipment Corporation





                        Dated as of ______________, 1994



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

                               TABLE OF CONTENTS

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PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                                                              ARTICLE I
                                                             Definitions
                                                             -----------

   "Business Day"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   "Certificate of Designation"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   "Depositary Shares"    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   "Depositary's Agent"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   "Depositary's Office"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   "Receipt"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   "Record Holder"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
   "Registrar"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                              ARTICLE II
                                     Form of Receipts, Deposit of Preferred Stock, Execution and
                                     -----------------------------------------------------------
                                       Delivery, Transfer, Surrender and Redemption of Receipts
                                       --------------------------------------------------------

   SECTION 2.01.          Form and Transfer of Receipts . . . . . . . . . . . . . . . . . . . . . . . .   2
   SECTION 2.02.          Deposit of Preferred Stock; Execution and Delivery of Receipts in
                          Respect Thereof . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
   SECTION 2.03.          Redemption of Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . .   4
   SECTION 2.04.          Registration of Transfer of Receipts  . . . . . . . . . . . . . . . . . . . .   5
   SECTION 2.05.          Split-ups and Combinations of Receipts; Surrender of Receipts and
                          Withdrawal of Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . .   5
   SECTION 2.06.          Limitations on Execution and Delivery, Transfer, Surrender and
                          Exchange of Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
   SECTION 2.07.          Lost Receipts, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   SECTION 2.08.          Cancellation and Destruction of Surrendered Receipts  . . . . . . . . . . . .   7
   SECTION 2.09.          Prohibition Against Preferred Stock, Depositary Shares or Receipt
                          Lending . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                             ARTICLE III
                                      Certain Obligations of Holders of Receipts and the Company
                                      ----------------------------------------------------------

   SECTION 3.01.          Filing Proofs, Certificates, and Other Information  . . . . . . . . . . . . .   7
   SECTION 3.02.          Payment of Taxes or Other Governmental Charges  . . . . . . . . . . . . . . .   8
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
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   SECTION 3.03.          Representation and Warranty as to Preferred Stock . . . . . . . . . . . . . . . . . . . . . .   8
   SECTION 3.04.          Covenant as to Receipts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                                              ARTICLE IV
                                                  The Deposited Securities; Notices
                                                  ---------------------------------

   SECTION 4.01.          Cash Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   SECTION 4.02.          Distributions Other than Cash, Rights, Preferences or Privileges  . . . . . . . . . . . . . .   9
   SECTION 4.03.          Subscription Rights, Preferences or Privileges  . . . . . . . . . . . . . . . . . . . . . . .   9
   SECTION 4.04.          Notice of Dividends, etc.; Fixing of Record Date for Holders of Receipts  . . . . . . . . . .  10
   SECTION 4.05.          Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   SECTION 4.06.          Changes Affecting Deposited Preferred Stock and Reclassifications,
                          Recapitalizations, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   SECTION 4.07.          Inspection of Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   SECTION 4.08.          Lists of Receipt Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   SECTION 4.09.          Tax and Regulatory Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   SECTION 4.10.          Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                              ARTICLE V
                                The Depositary, the Depositary's Agents, the Registrar and the Company
                                ----------------------------------------------------------------------

   SECTION 5.01.          Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar  . . . . . .  13
   SECTION 5.02.          Prevention of or Delay in Performance by the Depositary, the Depositary's Agents,
                          the Registrar or the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
   SECTION 5.03.          Obligations of the Depositary, the Depositary's Agents, the Registrar
                          and the Company . . . . . .  14
   SECTION 5.04.          Resignation and Removal of the Depositary; Appointment of Successor Depositary  . . . . . . .  15
   SECTION 5.06.          Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   SECTION 5.07.          Charges and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                              ARTICLE VI
                                                      Amendment and Termination
                                                      -------------------------

   SECTION 6.01.          Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   SECTION 6.02.          Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17



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
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                                                             ARTICLE VII
                                                            Miscellaneous
                                                            -------------

   SECTION 7.01.          Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   SECTION 7.02.          Holders of Receipts are Parties; Exclusive Benefit of Parties . . . . . . . . .  18
   SECTION 7.03.          Invalidity of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   SECTION 7.04.          Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   SECTION 7.05.          Depositary's Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   SECTION 7.06.          Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   SECTION 7.07.          Inspection of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   SECTION 7.08.          Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   SECTION 7.09.          Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

EXHIBIT A:  Form of Depositary Receipt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





                                     (iii)

                        DEPOSIT AGREEMENT dated as of ________, 1994 among
              DIGITAL EQUIPMENT CORPORATION, a Massachusetts corporation (the "Company"), CITIBANK, N.A., a national banking association, as depositary (the "Depositary") and the holders from time to time of the Receipts described herein.


         WHEREAS, it is desired to provide, as hereinafter set forth in this Agreement, for the deposit of Series ___________ Preferred Stock, $1.00 par value, [$___ liquidation preference] (the "Preferred Stock"), of the Company with the Depositary for the purposes set forth in this Agreement and for the issuance hereunder of Receipts (as defined in Article I) evidencing Depositary Shares (as defined in Article I) representing an interest in the Preferred Stock so deposited; and

         WHEREAS, the Receipts are to be substantially in the form of Exhibit A hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                                  Definitions
                                  -----------

         The following definitions shall for all purposes, unless otherwise indicated or the context otherwise requires, apply to the respective terms used in this Agreement:

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the State of New York or the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

         "Certificate of Designation" means the Company's Certificate of Vote of Directors Establishing a Series of a Class of Stock, setting forth the voting powers, designation, preferences and other rights of the Preferred Stock dated ______________, as filed with the Secretary of State of the Commonwealth of Massachusetts pursuant to M.G.L. Chapter 156B, Section 26.

         "Depositary Shares" shall mean Depositary Shares of the Company, each representing [specify fraction] of a share of Preferred Stock and evidenced by a Receipt.

         "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.05.

         "Depositary's Office" shall mean the office of the Depositary in the Borough of Manhattan, New York, New York, at which at any particular time its depositary receipt business shall be administered.

         "Receipt" shall mean one of the depositary receipts issued hereunder, whether in definitive or temporary form.

         "Record Holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

         "Registrar" shall mean any bank or trust company that shall be appointed to register ownership and transfers of Receipts as herein provided.


                                   ARTICLE II
          Form of Receipts, Deposit of Preferred Stock, Execution and
          -----------------------------------------------------------
            Delivery, Transfer, Surrender and Redemption of Receipts
            --------------------------------------------------------

         SECTION 2.01. FORM AND TRANSFER OF RECEIPTS. Definitive Receipts shall be engraved or printed or lithographed on steel- engraved borders and shall be substantially in the form set forth in Exhibit A hereto, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company or any holder of Preferred Stock, as the case may be, delivered for deposit in compliance with Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the second last paragraph of Section 2.02, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge to the holder thereof. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Preferred Stock deposited hereunder, as definitive Receipts.

         Receipts shall be executed by the Company and authenticated by the Depositary by the manual signature of a duly authorized officer of the Depositary; PROVIDED, HOWEVER, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this

Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been
appointed, by manual or facsimile signature of a duly   authorized officer of
the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary or, if a Registrar (other than the Depositary) shall have been appointed, the Registrar shall record on its books each Receipt so signed and delivered as hereinafter provided.

         Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

         Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

         Title to Depositary Shares evidenced by a Receipt that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; PROVIDED, HOWEVER, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Agreement and for all other purposes.

         SECTION 2.02. DEPOSIT OF PREFERRED STOCK; EXECUTION AND DELIVERY OF RECEIPTS IN RESPECT THEREOF. Subject to the terms and conditions of this Agreement, the Company or any holder of Preferred Stock may from time to time deposit shares of Preferred Stock under this Agreement by delivery to the Depositary of (i) a certificate or certificates for the shares of Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (ii) all certifications as may be required by the Depositary in accordance with the provisions of this Agreement, and (iii) a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited shares of Preferred Stock.

         Upon receipt by the Depositary of a certificate or certificates for the shares of Preferred Stock deposited in accordance with the provisions of this Section 2.02, together with the other documents required, and upon registration of such shares of Preferred Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this
Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing such shares of Preferred Stock and registered in such name or names as may be requested by such person or persons.

         Certificates in the name of the Depositary for the deposited shares of Preferred Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

         The Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. In each case, delivery will be made only upon payment by such person to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the deposited Preferred Stock.

         The Company shall deliver to the Depositary from time to time such quantities of receipts as the Depositary may request to enable the Depositary to perform its obligations under this Agreement.

         SECTION 2.03. REDEMPTION OF PREFERRED STOCK. Whenever the Company shall elect to redeem shares of Preferred Stock deposited hereunder in accordance with the provisions of the Certificate of Designation, the Company shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 35 nor more than 60 days notice of (a) the date of such proposed redemption of the Preferred Stock, which notice shall be accompanied by a certificate from the Company stating that such redemption of the Preferred Stock is in accordance with the provisions of the Certificate of Designation and (b) the number of such shares of Preferred Stock held by the Depositary to be redeemed as hereinafter provided. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of any deposited shares of Preferred Stock to be redeemed, plus any accrued and unpaid dividends thereon in accordance with the Certificate of Designation, the Depositary shall redeem the number of Depositary Shares representing such shares of Preferred Stock. The Depositary shall mail notice of such redemption of the Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the deposited shares of Preferred Stock to be redeemed, first-class postage prepaid, as promptly as practicable upon receipt of such notice from the Company and not less than 30 and not more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares
(the "Redemption Date"), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the shares of Preferred Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Depositary to be equitable.

        Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to redeem the deposited shares of Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph) all dividends in respect of the deposited shares of Preferred Stock so called for redemption shall cease to accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to [specify fraction] of the redemption price per share paid in respect of the redeemed deposited shares of Preferred Stock plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Preferred Stock to be so redeemed and have not theretofore been paid.

         If less than all the Depositary Shares evidenced by a single Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption, together with the redemption payment.

         SECTION 2.04. REGISTRATION OF TRANSFER OF RECEIPTS. Subject to the terms and conditions of this Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement together with evidence of the payment of any transfer taxes as may be required by law. Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

         SECTION 2.05. SPLIT-UPS AND COMBINATIONS OF RECEIPTS; SURRENDER OF RECEIPTS AND WITHDRAWAL OF PREFERRED STOCK. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

        Any holder of a Receipt or Receipts representing any whole number of deposited shares of Preferred Stock may withdraw such shares of Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the whole number of shares of Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such shares of Preferred Stock will not thereafter be entitled to deposit such shares of Preferred Stock hereunder or to receive Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of deposited Depositary Shares representing the number of shares of Preferred Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of shares of Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Section 2.02) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the shares of Preferred Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

         If the shares of Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the Record Holder of the Receipt or Receipts being surrendered for withdrawal of the Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Preferred Stock be appropriately endorsed or accompanied by a properly executed instrument of transfer or endorsement.

         Delivery of the shares of Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

         SECTION 2.06. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND EXCHANGE OF RECEIPTS. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.07 (including any tax or charge with respect to the Preferred Stock being deposited or withdrawn; provided, that the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion; and provided further that the holder of such Receipt shall pay the amount of any tax which is due if the shares are to be issued in a name other than the name of such holder), may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Agreement.

         The deposit of shares of Preferred Stock may be refused, the delivery of Receipts against Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of holders of Preferred Shares of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any agent of the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Agreement.

         SECTION 2.07. LOST RECEIPTS, ETC. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof, and (ii) the furnishing of the Depositary with reasonable indemnification satisfactory to it and payment of any expenses (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

         SECTION 2.08. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Company is authorized to destroy all Receipts so cancelled.

         SECTION 2.09. PROHIBITION AGAINST PREFERRED STOCK, DEPOSITARY SHARES OR RECEIPT LENDING. The Depositary shall not lend any Preferred Stock, Depositary Shares or Receipts at any time held hereunder.


                                  ARTICLE III
           Certain Obligations of Holders of Receipts and the Company
           ----------------------------------------------------------

         SECTION 3.01. FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal of the shares of

Preferred Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights
or of the proceeds thereof until such   proof or other information is filed or
such certificates are executed or such representations and warranties are made.

         SECTION 3.02. PAYMENT OF TAXES OR OTHER GOVERNMENTAL CHARGES. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Sections 2.06 and 5.07. Registration of transfer of any Receipt or any withdrawal of shares of Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the shares of Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

         SECTION 3.03.    REPRESENTATION AND WARRANTY AS TO PREFERRED STOCK.
In the case of the initial deposit of the Preferred Stock and payment therefor, the Company and, in the case of subsequent deposits thereof, each person so depositing Preferred Stock under this Agreement, shall be deemed thereby to represent and warrant that the shares of Preferred Stock and each certificate therefor are validly issued, fully paid and nonassessable and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of any shares of Preferred Stock and the issuance of Receipts.

         SECTION 3.04. COVENANT AS TO RECEIPTS. The Company will take any necessary action to ensure that the Receipts, when issued, will represent legal and valid interests in the Preferred Stock. Such covenant shall survive the deposit of the Preferred Stock and the issuance of Receipts.

                                   ARTICLE IV
                       The Deposited Securities; Notices
                       ---------------------------------

         SECTION 4.01.    CASH DISTRIBUTIONS.  The Company hereby authorizes
the Depositary to establish an account which shall be named the "_________ Account" (Account No. _______) for the deposit and safekeeping of any dividends, cash or any other distributions received by the Depositary in connection with the Preferred Stock. The ________ Account shall be [a trust account] [an interest bearing account] with [exclusive] right of withdrawal by [__________]. Whenever the Depositary shall receive any cash dividend or other cash distribution on deposited shares of Preferred Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; PROVIDED, HOWEVER, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Stock an amount on account of taxes or as otherwise required by law or court process, the amount made available for distribution or
distributed in respect of Depositary Shares shall be reduced    accordingly.  In
the event that the calculation of any such cash dividend or other such cash distribution to be paid to any Record Holder on the aggregate number of Receipts held by such holder results in an amount which is a fraction of a cent, the amount the Depositary shall distribute to such Record Holder shall be rounded to the next highest whole cent; and upon request of the Depositary, the Company shall pay the additional amount to the Depositary for distribution.

        SECTION 4.02. DISTRIBUTIONS OTHER THAN CASH, RIGHTS, PREFERENCES OR PRIVILEGES. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon deposited shares of Preferred Stock, the Depositary shall, subject to Sections 3.01 and 3.02, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required by law or court process) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Company shall adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to Record Holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Depositary shall not make any distribution of such securities unless the Company shall have provided an opinion of counsel stating that such securities have been registered under the Securities Act of 1933, as amended (the "Act") or do not need to be registered.

         SECTION 4.03. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose names the shares of Preferred Stock are recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the Depositary may determine, either by the issuance to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; PROVIDED, HOWEVER, that (i) if at the time of issuance or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issuance of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws and the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.01 and 3.02, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of any such rights, preferences or privileges unless the Company shall have provided an opinion of counsel stating that such rights, preferences or privileges have been registered under the Act or do not need to be registered.


        If registration under the Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company will file promptly a registration statement pursuant to the Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the Company delivers to the Depositary an opinion of counsel stating either that (i) such a registration statement shall have become effective, or (ii) the offering and sale of such securities to such holders are exempt from registration under the provisions of the Act.

         If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

         SECTION 4.04. NOTICE OF DIVIDENDS, ETC.; FIXING OF RECORD DATE FOR HOLDERS OF RECEIPTS. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of shares of Preferred Stock are entitled to vote or of which holders of shares of Preferred Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the

Company with respect to the Preferred Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

         SECTION 4.05. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of shares of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the Record Holders of Receipts a notice which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders of Receipts may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum whole number of shares of Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such shares of Preferred Stock or cause such shares of Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such shares of Preferred Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the number of shares of Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

         SECTION 4.06. CHANGES AFFECTING DEPOSITED PREFERRED STOCK AND RECLASSIFICATIONS, RECAPITALIZATIONS, ETC. Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of the Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Company in (x) the fraction of an interest represented by one Depositary Share in one share of Preferred Stock, and (y) the ratio of the redemption price per Depositary Share to the redemption price per share of Preferred Stock, in each case as may be necessary fully to reflect the effects of such changes in par value or liquidation preference, split-up, combination or other reclassification of the Preferred Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation, and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of deposited shares of Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such shares of Preferred Stock. In any such case the

Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par value or liquidation preference, split-up, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the shares of Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of Preferred Stock and other securities and property and cash into which the Preferred Stock represented by such Receipts might have been converted or for which such Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

         SECTION 4.07. INSPECTION OF REPORTS. The Depositary shall make available for inspection by holders of Receipts at the Depositary's Office during normal business hours, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company which are received by the Depositary as the holder of Preferred Stock and are generally available to holders of Preferred Stock.

         SECTION 4.08. LISTS OF RECEIPT HOLDERS. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

         SECTION 4.09. TAX AND REGULATORY COMPLIANCE. The Depositary shall be responsible for (i) preparation and mailing of all applicable tax forms for all open and closed accounts and (ii) all applicable foreign and domestic tax withholding, including without limitation the mailing of W-9 forms to new holders of Receipts without a certified taxpayer identification number, the processing of certified W-9 forms, the preparation and filing of state information returns and the provision of escheatment services.

         SECTION 4.10. WITHHOLDING. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.

                                   ARTICLE V
     The Depositary, the Depositary's Agents, the Registrar and the Company
     ----------------------------------------------------------------------

         SECTION 5.01. MAINTENANCE OF OFFICES, AGENCIES AND TRANSFER BOOKS BY THE DEPOSITARY; REGISTRAR. Upon execution of this Agreement, the Depositary shall maintain at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Agreement.

         The Depositary shall keep books at the Depositary's Office for the registration and registration of transfer of Receipts, which books at all reasonable times during normal business hours shall be open for inspection by the Record Holders of Receipts to the extent provided by applicable law; PROVIDED, HOWEVER, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by Receipts.

         The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

         If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, the Depositary may, with the approval of the Company, appoint a Registrar for registration of such Receipts or Depositary Shares in accordance with any requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substituted registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, the Depositary Shares or the Preferred Stock shall be listed on one or more other stock exchanges, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of the Receipts, the Depositary Shares or the Preferred Stock as may be required by law or applicable stock exchange regulation.

        SECTION 5.02. PREVENTION OF OR DELAY IN PERFORMANCE BY THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR OR THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Restated Articles of Organization, as amended (including the Certificate of Designation) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any

Registrar or the Company incur any liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement provide shall or may be done or performed or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement except, in case of any
such exercise   or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise.

         SECTION 5.03. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Agreement or any Receipt to holders of Receipts other than for its gross negligence or willful misconduct.

         Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be under any obligation under this Agreement to appear in, prosecute or defend any action, suit or other proceeding in respect of deposited shares of Preferred Stock, the Depositary Shares or the Receipts that in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

         Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of legal counsel or written advice of accountants, or information from any person presenting shares of Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall notify the Company and thereafter, absent instructions to the contrary from the Company, shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.06 hereof in connection with any action so taken.

         Notwithstanding the first paragraph of this Section 5.03, the Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited shares of Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith or in accordance with this Agreement. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar. The Depositary and its affiliates, the Depositary's Agents and any Registrar may own, buy, sell, and deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates are interested or contract with or lend money to or otherwise act as fully and as freely as if it were not the Depositary or the Depositary's Agent or Registrar hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

         It is intended that neither the Depositary nor any Depositary's Agent, acting as the Depositary Agent, shall be deemed to be an "issuer" of the Receipts under the Federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Preferred Stock.

         Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement pursuant to which the Depositary Shares are registered under the Act, the Preferred Stock, the Depositary Shares or the Receipts (except for its counter-signatures thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein.

        The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Preferred Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the Record Holders of Receipts in and to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

         SECTION 5.04. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as herein after provided.

         The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as herein after provided.

         In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the Record Holders of Receipts.

         Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

         SECTION 5.05. CORPORATE NOTICES AND REPORTS. The Company agrees that it shall deliver to the Depositary and the Depositary shall, in reliance upon the Company's written instructions, promptly after receipt thereof, forward to the Record Holders of Receipts all notices and reports and other communications from the Company (including without limitation financial statements) which are delivered to the Depositary, and which in the judgment of the Company are required by law, by the rules of any national securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts are listed or by the Company's Restated Articles of Organization, as amended (including the Certificate of Designation), to be furnished by the Company to holders of shares of Preferred Stock. Such transmission will be to the addresses for Record Holders in the Depositary's books and will be at the Company's expense and the Company will provide the Depositary with such number of copies as the Depositary may reasonably request.

         SECTION 5.06.    INDEMNIFICATION.

         The Company shall indemnify the Depositary (including its directors, officers, employees and agents), any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including fees and expenses of counsel and the costs and expenses of defending itself) that may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of gross negligence or bad faith on the respective parts of any such person or persons, or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Receipts, the Depositary Shares or the Preferred Stock pursuant to the provisions hereof. This indemnification shall survive the termination of this Agreement and, as to the Depositary, the appointment of a successor thereto in any function.

         SECTION 5.07. CHARGES AND EXPENSES. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares, redemption of the Preferred Stock at the option of the Company and all withdrawals of shares of the Preferred Stock by owners of Depositary Shares. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. The Company agrees to pay all other reasonable and customary charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder, including any other reasonable and customary charges and expenses incurred by the Depositary under the last sentence of the second paragraph of Section 6.02.


                                   ARTICLE VI
                           Amendment and Termination
                           -------------------------

         SECTION 6.01. AMENDMENT. The form of the Receipts and any provisions of this Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; PROVIDED, HOWEVER, that no such amendment (other than any change in the fees of any Depositary, Registrar or Depositary's Agent, which shall go into effect not sooner than three months after notice thereof to the holders of the Receipts) that shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding. Any amendment that shall impose any fees, taxes or charges (other than fees and charges provided for herein or in the Receipts), or that shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Record Holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Agreement as amended thereby.

         SECTION 6.02. TERMINATION. This Agreement may be terminated by the Company or the Depositary only after (a) (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 or surrendered pursuant to
Section 2.05 or (ii) there shall have been made a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Section 4.01 or 4.02, as applicable and (b) reasonable notice has been given to any remaining holders of Receipts.

         If any Receipts shall remain outstanding after the date of termination of this Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any future acts under this Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Preferred Stock, shall sell rights, preferences or privileges as provided in this Agreement and shall continue to deliver the Preferred Stock and any money and other property represented by Receipts upon surrender thereof by the holders thereof. After the expiration of two years from the date of termination, the Depositary shall remit to the Company the remaining Preferred Stock and any money and other property represented by Receipts that have not therefore been surrendered (including any interest earned on such amounts during such two year period), along with all registers and records relating thereto. After such remittance, the Depositary shall be discharged from all obligations under this Deposit Agreement.

         Upon the termination of this Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.06 and 5.07.


                                  ARTICLE VII
                                 Miscellaneous
                                 -------------

         SECTION 7.01. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

         SECTION 7.02. HOLDERS OF RECEIPTS ARE PARTIES; EXCLUSIVE BENEFIT OF PARTIES. The holders of Receipts from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof. This Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

         SECTION 7.03. INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 7.04. NOTICES. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Company at 111 Powdermill Road, Maynard, MA 01754-1418, attention of Ilene B. Jacobs, Vice President and Treasurer (MS02-2/F23), with a copy to Gail S. Mann, Esq., Secretary and Clerk (MS02-3/F13), or at any other address of which the Company shall have notified the Depositary in writing.

         Any and all notices to be given to the Depositary hereunder (i) by the Company shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary, at 120 Wall Street, 13th Floor, New York, New York 10043, Attn: John Reasor; or (ii) by a Record Holder shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Depositary, at 111 Wall Street, 5th Floor, New York, New York 10043, or at any other address of which the Depositary shall have notified the Company in writing.

         Any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

         Delivery of a notice sent by mail or by telegram or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex message shall not subsequently be confirmed by letter or as aforesaid.

        SECTION 7.05. DEPOSITARY'S AGENTS. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action. The Company hereby also appoints the Depositary as Registrar and Transfer Agent in respect of the Receipts and the Depositary hereby accepts such appointments.

         SECTION 7.06. GOVERNING LAW. This Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         SECTION 7.07. INSPECTION OF AGREEMENT. Copies of this Agreement shall be filed with the Depositary and shall be open to inspection during business hours at the Depositary's office by any holder of a Receipt.

         SECTION 7.08. HEADINGS. The headings of articles and sections in this Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Agreement or the Receipts or have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

         SECTION 7.09. BOARD OF DIRECTORS. All references to any actions to be taken by the Company's Board of Directors shall be deemed to include actions taken by either the Company's Board of Directors or an authorized committee thereof.

         IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipt issued in accordance with the terms hereof.

                                         DIGITAL EQUIPMENT CORPORATION



                                         By_____________________________________


Attested by


_____________________________
[SEAL]



                                         CITIBANK, N.A., as Depositary


                                         By_____________________________________


Attested by



_____________________________
[SEAL]

                               DEPOSITARY RECEIPT


         FOR DEPOSITARY SHARES EACH REPRESENTING A [SPECIFY PERCENTAGE] INTEREST IN A SHARE OF ___________ PREFERRED STOCK, [____%] SERIES ($1.00 PAR VALUE) OF

                         DIGITAL EQUIPMENT CORPORATION

                      (INCORPORATED UNDER THE LAWS OF THE
                         COMMONWEALTH OF MASSACHUSETTS)

                                                     _________ DEPOSITARY SHARES

No.______        Each Depositary Share Represents A ____% Interest In A Share
                 of __________ Preferred Stock [___%] Series ($1.00 Par Value)

                 See Reverse For Certain Definitions

         1. Citibank, N.A., a national banking association duly organized and existing under the laws of the United States of America, with an office at the time of the execution of the Deposit Agreement (as defined below) at 111 Wall Street, 5th Floor, New York, NY 10043, as Depositary (the "Depositary"), hereby certifies that is the registered owner of __________________________________ DEPOSITARY SHARES

("Depositary Shares") each Depositary Share representing a [specify percentage] (as such fraction may from time to time be adjusted in the event of certain amendments to the Company's Restated Articles of Organization, as amended) interest in one share of ___________ Preferred Stock [__%] Series, ($1.00 Par Value) (the "Preferred Stock"), of Digital Equipment Corporation, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts (the "Company"). Subject to the terms of the Deposit Agreement each owner of a Depositary Share is entitled proportionately through the Depositary to all rights and preferences of the Preferred Stock relating thereto including dividends, voting, redemption and liquidation rights contained in the certificate of vote adopted by the Company's Board of Directors or a duly authorized committee thereof setting forth the number, terms, powers, designations, rights, preferences, qualifications, restrictions and limitations of the Preferred Stock (the "Certificate of Designation"), copies of which are on file at the Depositary's Corporate Office.

         2. The Deposit Agreement. Depositary Receipts (the "Depositary Receipts" or the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement dated as of ____________, 1994 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of the Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Corporate Office) sets forth the rights of holders of the Receipts and the rights and duties of the Depositary and the Company in respect of the Preferred Stock deposited from time to time held thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

         Reference is hereby made to the provisions set forth under the caption "Terms and Conditions (Continued)" on the reverse hereof. Such provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Depositary Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purposes unless this Depositary Receipt shall have been authenticated manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized signatory of the Depositary, and, if authenticated by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized signatory.

         THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED PREFERRED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOLLOWING DESCRIPTION WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT. THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINESS OR SUFFICIENCY OF ANY PREFERRED STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY HEREUNDER OR OF THE DEPOSITARY SHARES, AS TO THE VALIDITY OR SUFFICIENCY OF THE DEPOSIT AGREEMENT, AS TO THE VALUE OF THE DEPOSITARY SHARES OR AS TO ANY RIGHT, TITLE OR INTEREST OF THE RECORD HOLDERS OF THE DEPOSITARY RECEIPTS TO THE DEPOSITARY SHARES.

         The authorized capital stock of the Company consists of preferred stock, issued or to be issued in series, and common stock. The shares of each class and series now authorized to be issued have the preferences, voting powers, qualifications and special and relative rights set forth in the Restated Articles of Organization of the Company, as amended. The Company will furnish to the holder of this certificate upon written request addressed and mailed to the Company, care of the transfer agent, and without charge, a copy of the full text of such preferences, powers, qualifications and rights. Dated
Authentication                                 Countersigned

                                  Citibank, N.A.,
Citibank, N.A.,
                     As Depositary                                  As Registrar

                               By                                             By


      Authorized Signatory                           Authorized Signatory



                             [BACK OF CERTIFICATE]

                         TERMS AND CONDITIONS CONTINUED

         3. Redemption of Preferred Stock. Whenever the Company shall elect to redeem shares of Preferred Stock in accordance with the provisions of its Restated Articles of Organization, as amended, the Company shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 35 nor more than 60 days notice of (a) the date of such proposed redemption of the Preferred Stock, which notice shall be accompanied by a certificate from the Company stating that such redemption of the Preferred Stock is in accordance with the provisions of the Certificate of Designation and (b) the number of such shares of Preferred Stock held by the Depositary to be redeemed as hereinafter provided. On the date of such redemption, provided that the Company shall then have paid in full to the Depositary the redemption price of any deposited shares of Preferred Stock to be redeemed, plus any accrued and unpaid dividends thereon in accordance with the Certificate of Designation, the Depositary shall redeem the number of Depositary Shares representing such shares of Preferred Stock. The Depositary shall mail notice of such redemption of the Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the deposited shares of Preferred Stock to be redeemed, first-class postage prepaid, as promptly as practicable upon receipt of such notice from the Company and not less than 30 and not more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the "Redemption Date"), to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice to one or more such holders shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the shares of Preferred Stock represented by the Depositary Shares to be redeemed will cease to accumulate on such Redemption Date. In case less than all the outstanding

 Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by lot or pro rata as may be determined by the Depositary to
be equitable.      Notice having been mailed by the Depositary as aforesaid,
from and after the Redemption Date (unless the Company shall have failed to redeem the deposited shares of Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph) all dividends in respect of the deposited shares of Preferred Stock so called for redemption shall cease to accumulate, the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares cease and terminate and, upon surrender in accordance with such notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to [specify fraction] of the redemption price per share paid in respect of the redeemed deposited shares of Preferred Stock plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Preferred Stock to be so redeemed and have not theretofore been paid.

         If less than all the Depositary Shares evidenced by a single Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption, together with the redemption payment.

         4. Transfer, Split-ups, Combinations. This Depositary Receipt is transferrable on the books of the Depositary upon surrender hereof to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and thereupon the Depositary shall execute a new Depositary Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered.

         5. Withdrawal of Preferred Stock. The holder of a Depositary Receipt or Receipts representing any number of whole shares of Preferred Stock may withdraw the Preferred Stock represented thereby by surrendering such Depositary Receipt or Receipts at the Corporate Office or at any other office that may be designated for the purpose pursuant to Section 2.05 of the Deposit Agreement. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder, the number of whole shares of

 Preferred Stock represented by the Depositary Receipt of Receipts so surrendered for withdrawal, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock hereunder or to receive Depositary Shares therefor. If a Depositary Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be so withdrawn, the Depositary shall, at the same time, in addition to such number of whole shares of Preferred Stock to be so withdrawn, deliver to such holder, or upon his order, a new Depositary Receipt evidencing such excess number of Depositary Shares.

         6. Suspension of Delivery, Transfer, etc. The transfer or surrender of this Depositary Receipt may be suspended during any period when
(i) the register of holders of Preferred Stock of the Company is closed or,
(ii) any such action is deemed necessary or advisable by the Depositary, any agent of the Depositary, or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

         7. Payment of Taxes or Other Governmental Charges. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, and any redemption of the Preferred Stock at the option of the Company. All other transfer and other taxes and governmental charges shall be at the expense of the holders of Depositary Receipts.

         8. Amendment. The Form of the Depositary Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the holders of the Depositary Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding.

         9. Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements and all charges of the Depositary in connection with the initial Deposit of the Preferred Stock and the initial issuance of the Depositary Shares and redemption of the Preferred Stock, at the option of the Company, and all withdrawals of shares of Preferred Stock by owners of Depositary Shares. All other transfer and other taxes and other governmental charges shall be at the expense of holders of Depositary Receipts. All other charges and expenses of the Depositary and any agent of the Depositary will be paid upon consultation and agreement between the Depositary and the Company.

         10. Title to Receipts. The Depositary Receipts (and the Depositary Shares evidenced thereby) when properly endorsed or accompanied by a properly endorsed instrument of transfer, are transferrable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the transfer of the Depositary Receipt shall be registered on the books of the Depositary. The Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to any distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

         11. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Preferred Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the Depositary Receipt holders as nearly as practicable in proportion to the number of Depositary Shares held by them; provided, however, that, in the event that the calculation of any such cash dividend or other such cash distribution to be paid to any record holder on the aggregate number of Depositary Receipts held by such holder results in an amount which is a fraction of a cent, the amount the Depositary shall distribute to such record holder shall be rounded to the next highest whole cent; and upon request of the Depositary, the Company shall pay the additional amount to the Depositary for distribution. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon deposited shares of Preferred Stock, the Depositary shall distribute to record holders of Depositary Receipts on the fixed record date such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Depositary Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution.

         12. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or shall be made or any distribution other than cash shall be made pursuant to the Company's Restated Articles of Organization, as amended, or if rights, preferences or privileges shall anytime be offered with respect to Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the record date fixed by the Company with respect to the Preferred Stock) for the determination of the holders of Depositary Receipts who shall be entitled to receive such dividend, distribution, right, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting.

         13. Voting Rights. Upon receipt of notice of any meeting at which holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Receipts a notice which shall contain such information as is contained in such notice of meeting and a statement informing holders of Depositary Receipts that they may instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock underlying their respective Depositary Shares and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Depositary Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Preferred Stock underlying the Depositary Shares evidenced by such Receipts in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Depositary Receipt, the Depositary will abstain from voting the number of shares of the Preferred Stock underlying the Depositary Shares evidenced by such Receipt.

         14. Changes Affecting Deposited Securities. Upon any change in par or stated value, split-up, combination or any other reclassification of the Preferred Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation of the Company or the sale of all or substantially all the Company's assets, the Depositary may, in its discretion with the approval of the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments in (a) the fraction of an interest in one share of Preferred Stock underlying one Depositary Share and
(b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Preferred Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or any other reclassification of the Preferred Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation of the Company and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of such Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of the Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Depositary Receipts or may call for the surrender of outstanding Depositary Receipts to be exchanged for new Depositary Receipts specifically describing such new deposited securities.

         15. Liability and Obligations of the Depositary, the Depositary's Agents or the Company. Neither the Depositary nor any Depositary's Agent nor any Transfer Agent or Registrar nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to any holder of any Depositary Receipt (or proposed transferees of this Depositary Receipt), other than that each of them agree to use its best judgment and good faith in the performance of such duties as are expressly set forth in the Depositary Agreement. Neither the Depositary nor any Depositary's Agent nor any Transfer Agent or Registrar nor the Company shall incur any liability to any holder of this Depositary Receipt (or proposed transferees of this Depositary Receipt ) if, by reason of any provision of any present or future law or any regulation thereunder of the United States of America or any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Restated Articles of Organization, as amended, or by reason of any act of God or war or other circumstance beyond their control, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Depositary Receipt by reason of nonperformance or delay, caused as aforesaid, in its performance or any act or thing which by the terms of the Deposit Agreement is provided shall be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, other than for its gross negligence, bad faith or intentional misconduct. Neither the Depositary nor any Depositary's Agent nor any Registrar for the Company shall be under any obligation or appear in, prosecute or defend any action, suit or other proceeding in respect of the Preferred Stock, the Depositary Shares or the Depositary Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liability be furnished. The Deposit Agreement contains various other exculpatory, indemnification and related provisions, to which reference is hereby made.

         16. Resignation and Removal of Depositary. The Depositary may at any time (i) resign by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, or (ii) be removed by the Company effective upon the appointment of a successor Depositary and its acceptance of such appointment.

         17. Termination of Deposit Agreement. The Deposit Agreement may be terminated only after (i) all outstanding Depositary Shares have been redeemed or surrendered; or (ii) there shall have been a final distribution with respect to the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts, or otherwise provided for. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations thereunder except for its obligations to the Depositary with respect to indemnifications, charges and expenses.

         18. Governing Law. THIS RECEIPT AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.





                                                                  8
                                 ABBREVIATIONS

         The following abbreviations when used in the instruction on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

         TENCOM - as tenants in common
         TENANT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
         UNIF GIFT MIN ACT - _______________ Custodian ______________
                                     (Cust.)                             (Minor)
         Under Uniform Gift to Minors Act _________________
                                    (State)



Additional abbreviations may also be used though not in the above list.

                         _____________________________

 For value received _________________________________ hereby sell, assign and transfer unto

         PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE

        ________________________________________________________________________

        ________________________________________________________________________
     (Please print or typewrite name and address including zip code of assignee)

                                                                            ____
         the within Receipt and all rights and interest represented by the Depositary Shares evidenced thereby, and do hereby irrevocably constitute and appoint Attorney to transfer the same on the books of the within-named Depositary, with full power of substitution in the premises.


Dated______________________
____________________________________
                                        NOTICE:  THE SIGNATURE TO THIS
                                                  ASSIGNMENT MUST CORRESPOND
                                                  WITH THE NAME AS WRITTEN UPON
                                                  THE FACE OF THE RECEIPT IN
                                                  EVERY PARTICULAR, WITHOUT
                                                  ALTERATION OR ENLARGEMENT OR
                                                  ANY CHANGE WHATEVER.



45130.c2
1/18/94 3:40 pm





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